                                                                      Exhibit 11
                         COMPUTATION OF PER SHARE DATA
                                  (UNAUDITED)

                                                           Six Months Ended                   Three Months Ended
                                                           ----------------                   ------------------
                                                        April 1,      April 2,              April 1,        April 2,
                                                          1995          1994                  1995            1994
                                                          ----          ----                  ----            ----
Income from continuing operations                      $ 2,535,000  $ 2,003,000           $   421,000     $   565,000
Income from discontinued operations                              -      466,000                     -         466,000
Cumulative change in accounting principle
                                                                 -   14,128,000                     -               -
  NET INCOME                                           -----------  -----------           -----------     -----------
                                                       $ 2,535,000  $16,597,000           $   421,000     $ 1,031,000
                                                       ===========  ===========           ===========     ===========

Primary:
Weighted average number of common shares                14,630,161   14,182,224*           14,665,090      14,226,751*
 outstanding

Shares issuable upon conversion of  Series A               995,751    1,186,888               995,751       1,186,888
    Convertible Preferred Stock

Shares issuable upon exercise of  dilutive stock
 options and warrants - net of shares assumed to
 be repurchased (at the average market price for
 the period) from exercise proceeds                        468,852    1,070,905*              434,993        922,816*
                                                       -----------  -----------           -----------     -----------

Shares used for computation                             16,094,764   16,440,017*           16,095,834      16,336,455*
                                                       ===========  ===========           ===========     ===========

Income per share of common  stock (primary):
 Continuing operations                                 $       .16  $       .12           $       .03     $       .03
 Discontinued operations                                         -          .03                     -             .03
 Change in accounting principle                                  -          .86*                    -               -
                                                       -----------  -----------           -----------     -----------

   NET INCOME                                          $       .16  $      1.01*          $       .03     $       .06
                                                       ===========  ===========           ===========     ===========
Assuming full dilution:
Weighted average number of common shares                14,630,161   14,182,224*           14,665,090      14,226,751*
 outstanding

Shares issuable upon conversion of series A
 Convertible Preferred Stock                               995,751    1,186,888               995,751       1,186,888

Shares issuable upon exercise of dilutive stock
 options and warrants - net of shares assumed to be
 repurchased (at the higher of period-end market
 price or the average market price for the period)
 from exercise proceeds                                    694,201    1,086,071*              684,177         922,816*
                                                       -----------  -----------           -----------     -----------

Shares used for computation                             16,320,113   16,455,183*           16,345,018      16,336,455*
                                                       ===========  ===========           ===========     ===========

Income per share of common stock
 (assuming full dilution): **
 Continuing operations                                 $       .16  $       .12           $       .03     $       .03
 Discontinued operations                                         -          .03                     -             .03
 Change in accounting principle                                  -          .86*                    -               -
                                                       -----------  -----------           -----------     -----------

     NET INCOME                                        $       .16  $      1.01*          $       .03     $       .06
                                                       ===========  ===========           ===========     ===========

 * Revised

** Not presented because dilution is less than 3 percent from primary amounts.